As filed with the Securities and Exchange Commission on June 26, 2024
Registration No. 333-273660
Registration No. 333-272958
Registration No. 333-270120
Registration No. 333-265702
Registration No. 333-263183
Registration No. 333-253737
Registration No. 333-236845
Registration No. 333-230201
Registration No. 333-222567
Registration No. 333-222568
Registration No. 333-216584
Registration No. 333-210210
Registration No. 333-202768
Registration No. 333-194844
Registration No. 333-189883
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-273660
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-272958
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-270120
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265702
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-263183
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-253737
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236845
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-230201
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222567
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222568
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216584
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210210
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202768
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194844
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189883
NS Wind Down Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0094687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1209 Orange Street, Wilmington, County of New Castle, Delaware	19801
(Address of principal registered offices)	(Zip Code)
2018 Inducement Equity Incentive Plan
2022 Equity Incentive Plan
2013 Employee Stock Purchase Plan
2022 Equity Incentive Plan
2013 Equity Incentive Plan
2004 Stock Option Plan, as amended
(Full title of the plan)

K. Thomas Bailey
Treasurer
NS Wind Down Co., Inc.
1209 Orange Street, Wilmington,
County of New Castle, Delaware, 19801
(Name and address of agent for service)
(206) 378-6266
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by NS Wind Down Co., Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•Registration Statement on Form S-8 (No. 333-273660), filed with the SEC on August 3, 2023;
•Registration Statement on Form S-8 (No. 333-272958), filed with the SEC on June 27, 2023;
•Registration Statement on Form S-8 (No. 333-270120), filed with the SEC on February 28, 2023;
•Registration Statement on Form S-8 (No. 333-265702), filed with the SEC on June 17, 2022;
•Registration Statement on Form S-8 (No. 333-263183), filed with the SEC on March 1, 2022;
•Registration Statement on Form S-8 (No. 333-253737), filed with the SEC on March 1, 2021;
•Registration Statement on Form S-8 (No. 333-236845), filed with the SEC on March 2, 2020;
•Registration Statement on Form S-8 (No. 333-230201), filed with the SEC on March 11, 2019;
•Registration Statement on Form S-8 (No. 333-222567), filed with the SEC on January 16, 2018;
•Registration Statement on Form S-8 (No. 333-222568), filed with the SEC on January 16, 2018;
•Registration Statement on Form S-8 (No. 333-216584), filed with the SEC on March 9, 2017;
•Registration Statement on Form S-8 (No. 333-210210), filed with the SEC on March 15, 2016;
•Registration Statement on Form S-8 (No. 333-202768), filed with the SEC on March 16, 2015;
•Registration Statement on Form S-8 (No. 333-194844), filed with the SEC on March 27, 2014; and
•Registration Statement on Form S-8 (No,. 333-189883), filed with the SEC on July 10, 2013.

On June 26, 2024 (the “Effective Date”), the Chapter 11 Plan of NanoString Technologies, Inc. and Its Affiliated Debtors, dated June 14, 2024 (the “Plan”), as confirmed by the United States Bankruptcy Court for the District of Delaware on June 18, 2024, became effective. Pursuant to the Plan, on the Effective Date, all outstanding securities of the Company, including shares of the Company’s common stock and shares issuable pursuant to equity-based awards and grants, were extinguished and cancelled. Accordingly, the Company is filing this Amendment to remove from registration all securities of the Company registered pursuant to the Registration Statements that remained unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 26, 2024. No other person is required to sign this Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

NS WIND DOWN CO., INC.

By:	/s/ K. Thomas Bailey
Name:	K. Thomas Bailey
Title:	Treasurer

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